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                                                                  EXHIBIT 99.(I)

                          Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, NW
                            Washington, D.C. 20004



July 26, 2002

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       iShares Trust, File Nos. 333-92935 and 811-09729
          ------------------------------------------------

Ladies and Gentlemen:

We represent iShares Trust (the "Trust"), in connection with its filing of Post-Effective Amendment No. 16 (the "Post-Effective Amendment") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


Very truly yours,

/s/ Thomas S. Harman

Thomas S. Harman